UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    June 13, 2005

Great Lakes Dredge & Dock Corporation

(Exact name of Registrant as specified in its charter)

Delaware	333-64687	13-3634726
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)		Identification No.)

2122 York Road
Oak Brook, Illinois 60523
(Address of Principal Executive Offices)

(630) 574-3000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement

On June 13, 2005, Great Lakes Dredge & Dock Corporation (the “Company”) entered into an amendment of its Credit Agreement with its senior secured lenders.  The amendment to the Credit Agreement increased the Company’s revolver availability by $5 million, with an offsetting decrease to the Company’s letter of credit capacity in the same amount.  The additional revolver borrowing capacity is available until the earlier of October 31, 2005 or such time that the Company collects on a certain defined contract receivable, at which time the revolver borrowing availability and letter of credit capacity revert back to the pre-amendment terms.  The senior secured lenders’ existing second priority lien on this certain contract receivable was elevated to a first priority lien, and the Company’s surety companies agreed to maintain a second priority lien on such receivable.  The amendment to the Credit Agreement also increased the Company’s maximum senior leverage ratio to 3:30 to 1:00 for the period ended June 30, 2005, to enable the Company to utilize the additional revolver availability.   A copy of this amendment is attached to this report as Exhibit 10.1 and incorporated herein by reference.

On June 13, 2005, the Company also obtained a waiver letter from its surety companies.  Pursuant to this waiver letter, the surety companies waived the Company’s compliance with the minimum net worth requirement under Section 6.19 of the Third Amended and Restated Underwriting and Continuing Indemnity Agreement, dated December 22, 2003, as amended, for the quarter ended June 30, 2005.  A copy of this waiver letter is attached to this report as Exhibit 10.2 and incorporated herein by reference.

Item 9.01  – Financial Statements and Exhibits

(c)                                  Exhibits

The following exhibits are filed herewith:

10.1

Amendment No. 2 to Credit Agreement, dated as of June 13, 2005, by and among Great Lakes Dredge & Dock Corporation, GLDD Acquisitions Corp., the other loan parties from time to time party thereto, the financial institutions from time to time party thereto, and Bank of America, N.A., as issuer of the Letters of Credit and as representative of the Lenders.

10.2	Waiver letter from Travelers Casualty and Surety Company and Travelers Casualty and Surety Company of America, dated June 13, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT LAKES DREDGE & DOCK CORPORATION

/s/ Deborah A. Wensel
Date: June 14, 2005	Deborah A. Wensel
Senior Vice President
and Chief Financial Officer

EXHIBIT INDEX

Number	Exhibit

10.1

Amendment No. 2 to Credit Agreement, dated as of June 13, 2005, by and among Great Lakes Dredge & Dock Corporation, GLDD Acquisitions Corp., the other loan parties from time to time party thereto, the financial institutions from time to time party thereto, and Bank of America, N.A., as issuer of the Letters of Credit and as representative of the Lenders.

10.2	Waiver letter from Travelers Casualty and Surety Company and Travelers Casualty and Surety Company of America, dated June 13, 2005.